Exhibit 10(G)

TARGET CORPORATION

SPP III

(2009 Plan Statement)

Effective January 1, 2009

As Amended and Restated

1

TARGET CORPORATION

SPP III

(2009 Plan Statement)

TABLE OF CONTENTS

SECTION 1 INTRODUCTION; DEFINITIONS	1
1.1 History	1
1.2 Definitions	1
1.2.1 Actuarial Equivalent	1
1.2.2 Affiliate	1
1.2.3 Beneficiary	1
1.2.4 Board	1
1.2.5 Change-in-Control	1
1.2.6 Code	2
1.2.7 Committee	2
1.2.8 Company	2
1.2.9 Officer	3
1.2.10 Officer EDCP	3
1.2.11 Participant	3
1.2.12 Participating Employer	3
1.2.13 Pension Plan	3
1.2.14 Plan	3
1.2.15 Plan Administrator	3
1.2.16 Plan Rules	3
1.2.17 Plan Statement	3
1.2.18 Termination of Employment	3
1.2.19 Trust	4

SECTION 2 PARTICIPATION	5
2.1 Eligibility	5
2.2 Termination of Participation	5
2.3 Rehire	5
2.4 Effect on Employment	5

SECTION 3 BENEFIT – TRADITIONAL FINAL AVERAGE PAY FORMULA	6
3.1 Amount of Pension	6

SECTION 4 VESTING	8
4.1 General Rule	8
4.2 Transfers to Officer EDCP	8

SECTION 5 TRANSFERS	9
5.1 Benefit Distributions	9
5.2 Transfers to Officer EDCP	9

SECTION 6 NATURE OF INTEREST	10
6.1 Unfunded Obligation	10
6.2 Spendthrift Provision	10

2

SECTION 7 ADOPTION, AMENDMENT AND TERMINATION	11
7.1 Adoption	11
7.2 Amendment	11
7.3 Termination	11

SECTION 8 CLAIM PROCEDURES	13
8.1 Claim Procedures	13
8.2 Rules and Regulations	15
8.3 Limitations and Exhaustion	15

SECTION 9 PLAN ADMINISTRATION	17
9.1 Plan Administration	17
9.2 Conflict of Interest	17
9.3 Committee Membership and Authority	18
9.4 Service of Process	18
9.5 Choice of Law	18
9.6 Responsibility for Delegate	18
9.7 Expenses	18
9.8 Errors in Computations	18
9.9 Indemnification	18
9.10 Notice	19

SECTION 10 CONSTRUCTION	20
10.1 ERISA Status	20
10.2 IRC Status	20
10.3 Rules of Document Construction	20
10.4 References to Laws	20
10.5 Appendices	20

3

SECTION 1
INTRODUCTION; DEFINITIONS

1.1          History.  The Company originally established this Plan (formerly known as the Target Corporation Supplemental Pension Plan III) effective as of January 1, 1995.  The Plan is a non-qualified, unfunded plan intended to provide certain pension benefits for a select group of management or highly compensated employees who are officers that cannot be provided under the Pension Plan due to certain limitations imposed by the Code.  The Plan is intended to be a “top hat plan” as defined under the Employee Retirement Income Security Act of 1974, as amended from time to time.   Effective as of November 8, 2000, no additional Officers could become eligible to participate in this Plan.  Effective April 30, 2002, for all Officers who had attained age 55, the Company transferred the present value of the vested benefit due under this Plan to the Officer EDCP.  After such transfer, no benefits were due or payable from this Plan. Further, after the transfer, the individuals would no longer participate in this Plan or be eligible for further accruals under this Plan.  Effective January 1, 2005 (and other effective dates as specifically provided), this Plan was operated in compliance with Code section 409A.  This Plan Statement, which is intended to comply with Code section 409A, is effective January 1, 2009.

1.2          Definitions.  Terms used herein with initial capital letters will have same meaning as those used in the Pension Plan except as otherwise defined below or where the context clearly indicates to the contrary.

1.2.1       Actuarial Equivalent.  An “Actuarial Equivalent” will be determined by using such factors and assumptions as the Company considers appropriate in its sole and absolute discretion.

1.2.2       Affiliate.  An “Affiliate” is the Company and all persons, with whom the Company would be considered a single employer under Code section 414(b) or 414(c).

1.2.3       Beneficiary.  The “Beneficiary” is the “Beneficiary” as defined under the Officer EDCP.

1.2.4       Board “Board” is the Board of Directors of the Company, or such committee of the Board of Directors to which the Board of Directors of the Company has delegated the respective authority.

1.2.5       Change-in-Control.

(a)                                  A “Change-in-Control” shall be deemed to have occurred if:

(i)                                     50% or more of the directors of the Company shall be persons other than persons

(A)                              for whose election proxies shall have been solicited by the Board, or

(B)                                who are then serving as directors appointed by the Board to fill vacancies on the Board caused by death or resignation (but not by removal) or to fill newly-created directorships, or

(ii)                                  30% or more of the outstanding voting power of the Voting Stock of the Company is acquired or beneficially owned (as defined in Article IV of the Restated Articles of Incorporation, as amended, of the Company) by any person (as defined in Article IV of the Restated Articles of Incorporation, as amended, of the Company), other than an entity resulting from a Business Combination in which clauses (x) and (y) of subparagraph (iii) apply, or

(iii)                               the consummation of a merger or consolidation of the Company with or into another entity, a statutory share exchange, a sale or other disposition (in one transaction or a series of transactions) of all or substantially all of the Company’s assets or a similar business combination (each, a “Business Combination”), in each case unless, immediately following such Business Combination, (x) all or substantially all of the beneficial owners of the Company’s Voting Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the voting power of the then outstanding shares of voting stock (or comparable voting equity interests) of the surviving or acquiring entity resulting from such Business Combination (including such beneficial ownership of an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), in substantially the same proportions (as compared to the other beneficial owners of the Company’s Voting Stock immediately prior to such Business Combination) as their beneficial ownership of the Company’s Voting Stock immediately prior to such Business Combination, and (y) no person (as defined in Article IV of the Restated Articles of Incorporation, as amended, of the Company) beneficially owns, directly or indirectly, 30% or more of the voting power of the outstanding voting stock (or comparable equity interests) of the surviving or acquiring entity (other than a direct or indirect parent entity of the surviving or acquiring entity, that, after giving effect to the Business Combination, beneficially owns, directly or indirectly, 100% of the outstanding voting stock (or comparable equity interests) of the surviving or acquiring entity), or

(iv)                              approval by the shareholders of a definitive agreement or plan to liquidate or dissolve the Company.

For purposes of this 1.2.5, “Voting Stock” has the same meaning as defined in Article IV of the Restated Articles of Incorporation, as amended, of the Company.

1.2.6       Code. “Code” means the Internal Revenue Code of 1986, as amended (including, when the context requires, all regulations, interpretations and rulings issued thereunder).

1.2.7       Committee. “Committee” means the administrative committee appointed in accordance with Section 9.3.

1.2.8       Company. “Company” means Target Corporation, a Minnesota corporation, or any successor thereto.

1.2.9       Officer.  An “Officer” is a member of the executive committee and any other Employee who is designated and categorized as an officer of the Company by the Company’s Chief Executive Officer.

1.2.10     Officer EDCP.  “Officer EDCP” means the Target Corporation Officer EDCP.

1.2.11     Participant.  A “Participant” is an Employee who becomes a Participant in this Plan in accordance with the provisions of Section 2.  An Employee who has become a Participant shall be considered to continue as a Participant in this Plan until the date of the Participant’s death or, if earlier, the date when the Participant is no longer eligible and upon which the Participant no longer has a benefit due under this Plan (that is, a transfer of the benefit has been made pursuant to Section 6, or the Participant’s benefit under this Plan wears away, or the Participant’s benefit under this Plan has been forfeited as hereinafter provided).

1.2.12     Participating Employer.  “Participating Employer” means the Company.

1.2.13     Pension Plan.  “Pension Plan” means the tax qualified defined benefit pension plan, established for the benefit of employees eligible to participate therein, and known as the Target Corporation Pension Plan, including any predecessor plan(s) or successor plan.

1.2.14     Plan.  “Plan” means this Target Corporation SPP III (formerly known as the Target Corporation Supplemental Pension Plan III).

1.2.15     Plan Administrator. “Plan Administrator” means the Company or, if affirmatively designated by the Company, some other individual or committee.

1.2.16     Plan Rules.  “Plan Rules” are rules, policies, practices or procedures adopted by the Plan Administrator or its delegate pursuant to Section 9.1.5.

1.2.17     Plan Statement.  “Plan Statement” means this document entitled “Target Corporation SPP III (2009 Plan Statement),” as adopted by the Company, effective as of January 1, 2009, as the same may be amended from time to time.

1.2.18     Termination of Employment.

(a)                                  For purposes of determining entitlement to or the amount of benefits under the Plan, “Termination of Employment” means a severance of a Participant’s employment relationship with each Participating Employer and all Affiliates, for any reason.

(b)                                 For purposes of determining when a distribution will be made under the Plan, a “Termination of Employment” will be deemed to occur if, based on the relevant facts and circumstances to the Participant, the Participating Employer, all Affiliates and Participant reasonably anticipate that the level of bona fide future services to be performed by the Participant for the Participating Employer and all Affiliates will permanently decrease to no more than 20% of the average level of bona fide services performed over the immediately preceding 36-month period.

(c)                                  A bona fide leave of absence that is six months or less, or during which an individual retains a reemployment right, will not cause a Termination of Employment.  In the case of a leave of absence without a right of reemployment that exceeds the time periods described in this paragraph, a Termination of Employment will be deemed to occur once the leave of absence exceeds six months.

(d)                                 Notwithstanding the foregoing, a Termination of Employment shall not occur unless such termination also qualifies as a “separation from service,” as defined under Code section 409A and related guidance thereunder.

1.2.19     Trust.  “Trust” means the Target Corporation Deferred Compensation Trust Agreement, dated January 1, 2009 by and between the Company and State Street Bank and Trust Company, as it is amended from time to time, or similar trust agreement.

SECTION 2

PARTICIPATION

2.1         Eligibility.  An Employee who is an Officer previously designated as eligible to participate in this Plan by the Chief Executive Officer of the Company prior to November 8, 2000 is eligible to participate in this Plan on and after the date he:

(a)                                  is an active participant in the Pension Plan; and

(b)                                 has attained the age of 55.

2.2          Termination of Participation.  Except as otherwise specifically provided in this Plan, an Employee who ceases to satisfy the requirements of Section 2.1 or whose benefit is transferred to the Officer EDCP pursuant to Section 5.2 is not eligible to continue to participate in this Plan, and will not accrue any additional benefits under this Plan.  The Participant’s benefit under this Plan will continue to be governed by the terms of this Plan until such time as the Participant’s benefit is transferred, wears away, or is forfeited in accordance with the terms of this Plan.  A Participant or Beneficiary will cease to be such as of the date on which his entire benefit under this Plan has been transferred, wears away, or forfeited.

2.3          Rehire.  A Participant under this Plan who incurs a Termination of Employment and is rehired will not be eligible to participate in this Plan.

2.4                               Effect on Employment.

2.4.1       Not a Term of Employment.  Neither the terms of this Plan Statement nor the benefits under this Plan or the continuance thereof shall be a term of the employment of any Employee.

2.4.2       Not an Employment Contract.  The Plan is not and shall not be deemed to constitute a contract of employment between any Participating Employer and any Employee or other person, nor shall anything herein contained be deemed to give any Employee or other person any right to be retained in any Participating Employer’s employ or in any way limit or restrict any Participating Employer’s right or power to discharge any Employee or other person at any time and to treat him without regard to the effect that such treatment might have upon him as a Participant in this Plan.

SECTION 3

BENEFIT — TRADITIONAL FINAL AVERAGE PAY FORMULA

3.1                               Amount of Pension.

3.1.1                     General Rule.                    A Participant of this Plan shall be entitled to a pension benefit under this Plan that is the Actuarial Equivalent of  the excess, if any, of:

(a)                                  The pension benefit of the Participant as determined under Article VI of the Pension Plan applied:

(i)                                     without regard to the maximum benefit limits imposed by Code section 415,

(ii)                                  without regard to the maximum compensation limits imposed by Code section 401(a)(17),

(iii)                               without regard to the alternative benefit formula of Sections 4.6(a)(3) and 4.6(b)(2) of the Pension Plan,

(iv)                              as if the definition of “certified earnings” for a plan year included compensation that would have been paid in the plan year in the absence of the Participant’s election to defer payment of the compensation to a later date pursuant to the provisions of a deferred compensation, and

(v)                                 for purposes of the early reduction factors used under the Pension Plan, as if the Participant was five years older than his actual age (but in no case shall  the Participant’s age be deemed to be greater than age 65).

Over

(b)                                 The pension benefit of the Participant as determined under Article VI of the Pension Plan applied:

(i)                                   without regard to the maximum benefit limits imposed by Code section 415,

(ii)                                without regard to the maximum compensation limits imposed by Code section 401(a)(17),

(iii)                             without regard to the alternative benefit formula of Sections 4.6(a)(3) and 4.6(b)(2) of the Pension Plan, and

(iv)                             as if the definition of “certified earnings” for a plan year included compensation that would have been paid in the plan year in the absence of the Participant’s election to defer payment of the compensation to a later date pursuant to the provisions of a deferred compensation.

Such benefit will be determined as of the date of transfer as provided in Section 5.

3.1.2                     Death Benefit.  Subject to the vesting requirements of Section 4, if a Participant dies prior to a transfer of his benefit under this Section 3, the death benefit to be transferred pursuant to Section 5 will be calculated in the same manner as the Participant’s benefit under this Section 3, and for purposes of Section 3.1.1, as if the Participant were alive and entitled to a benefit under the Pension Plan and the Officer EDCP as of his date of death.

SECTION 4
VESTING

4.1                               General Rule.  A Participant will be vested in his benefit under this Plan, unless:

(a)                                  The Participant incurs a Termination of Employment as defined in Section 1.2.18(a)  prior to attaining age 55, or

(b)                                 The Participant is entitled to payments under an income continuation plan or policy of an Affiliate.

4.2                               Transfers to Officer EDCP.  A Participant whose benefit under this Plan is transferred to the Officer EDCP pursuant to Section 5 will no longer have any rights under this Plan effective as of the date of such transfer.

SECTION 5
TRANSFERS

5.1                               Benefit Distributions.

5.1.1                     Benefit Transfer to Officer EDCP.  No benefits accrued under this Plan will be paid directly to Participants or Beneficiaries.  All vested benefits due under this Plan, as determined under Section 3, will be transferred to the Officer EDCP, and paid to the Participant or Beneficiary pursuant to the terms of the Officer EDCP.

5.1.2                     Form and Timing of Benefit Distribution.  Benefits earned under this Plan will be paid in the form of twenty-four (24) monthly installment payments commencing within 60 days following the date that the Participant incurs a Termination of Employment.  Any benefits earned under this Plan will be  transferred to the Officer EDCP and subject to the distribution terms of the Officer EDCP, including any provisions regarding the acceleration or delay of distribution (to the extent allowed under Code section 409A).

5.2                               Transfers to Officer EDCP.   A Participant’s vested benefit under this Plan will be transferred to the Officer EDCP as provided below:

5.2.1                     Timing of Benefit Transfer.

(a)                                  On or about the last business day prior to the end of the Company’s fiscal year immediately following the calendar year in which a Participant is first eligible for a benefit under this Plan, a Participant will have his or her benefit determined under this Plan and transferred to the Officer EDCP.  The transfer will be an amount equal to the actuarial lump sum present value of the Participant’s benefit accrued under this Plan.

(b)                                 Notwithstanding the foregoing, in the case of a Termination of Employment as defined under Section 1.2.18(a) or a Plan termination on account of a Change-in-Control under Section 7.3.2 prior to the date in Section 5.2.1(a), the transfer will be made within 60 days following such event.

5.2.2                     Benefit to Be Transferred.  The benefit transferred to the Officer EDCP is the vested benefit accrued under this Plan and determined at the time of transfer to the Officer EDCP provided in Section 5.2.1.  The transfer to the Officer EDCP will not change the payment form, payment timing, or vested status of the benefit determined under this Plan.  After the transfer to the Officer EDCP, the benefit will thereafter be subject to the terms of the Officer EDCP, including the acceleration or delay of distributions permitted thereunder.

SECTION 6
NATURE OF INTEREST

6.1                               Unfunded Obligation.  The obligation of the Participating Employers to provide benefits pursuant to this Plan constitutes only the unsecured (but legally enforceable) promise of the Participating Employers to provide such benefits.  Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, claims or interests in any specific property or assets of the Company or a Participating Employer, nor shall they be beneficiaries of, or have any rights, claims or interests in any life insurance policies, annuity contracts or the proceeds therefrom owned or which may be acquired by the Company.

6.2                               Spendthrift Provision.  Except as otherwise provided in this Section 6.2, no Participant or Beneficiary shall have any interest in any benefit which can be transferred nor shall any Participant or Beneficiary have any power to anticipate, alienate, dispose of, pledge or encumber the same while in the possession or control of the Participating Employers.  The Plan Administrator shall not recognize any such effort to convey any interest under this Plan.  No benefit payable under this Plan shall be subject to attachment, garnishment, or execution following judgment or other legal process before actual payment to such person.  This Section 6.2 shall not prevent the Plan Administrator from exercising, in its discretion, any of the applicable powers and options granted to it under any applicable provision hereof.

SECTION 7

ADOPTION, AMENDMENT AND TERMINATION

7.1                               Adoption.  With the prior approval of the Plan Administrator, an Affiliate may adopt the Plan and become a Participating Employer by furnishing to the Plan Administrator a certified copy of a resolution of its board of directors adopting the Plan.

7.2                               Amendment.

7.2.1                     General Rule.  The Board may at any time amend this Plan, in whole or in part, for any reason, including but not limited to tax, accounting or insurance changes, a result of which may be to terminate this Plan; provided, unless such amendment is necessary or reasonable to comply with any changes in law, no amendment shall be effective to decrease the benefits, nature or timing thereof payable under this Plan to any Participant with respect to deferrals made (and benefits thereafter accruing) prior to the date of such amendment.  The Committee is authorized to make any amendments to this Plan Statement deemed necessary or desirable by the Committee for the operation and administration of this Plan provided such amendment does not have a material financial impact on the Company.  Such changes will be considered an Amendment to this Plan and shall be effective without further action by the Board.  Written notice of any amendment shall be given to each Participant then participating in this Plan.

7.2.2                     Amendment to Benefit of Executive Officer.  Any amendment to the benefit of an executive officer under this Plan, to the extent approval of such amendment by the board of directors would be required by the Securities and Exchange Commission and its regulations or the rules of any applicable securities exchange, will require the approval of the Board.

7.2.3                     No Oral Amendments.  No modification of the terms of this Plan Statement shall be effective unless it is in writing.  No oral representation concerning the interpretation or effect of this Plan Statement shall be effective to amend this Plan Statement.

7.3                               Termination.

7.3.1                     General Rule.

(a)                                To the extent necessary or reasonable to comply with any changes in law, the Board may at any time terminate this Plan, provided such termination satisfies the requirements of Code section 409A.

(b)                               To the extent that a Participant’s benefit under the Plan will be immediately included in the income of the Participant, as determined by a court of competent jurisdiction or the Internal Revenue Service, to the extent permitted under Code section 409A, the Board may terminate this Plan, in whole or in part, as it relates to the impacted Participant.

7.3.2                     Plan Termination on Account of a Change-in-Control.  Upon a Change-in-Control the Plan will terminate and the transfer of all amounts under the Plan will be accelerated if and to the extent provided in this Section 7.3.2.

(a)                                The Plan will be terminated effective as of the first date on which there has occurred both (i) a Change-in-Control under Section 1.2.5(a), and (ii) a funding of the Trust on account of such Change-in-Control (referred to herein as the “Plan termination effective date”) unless, prior to such Plan termination effective date, the Board affirmatively determines that the Plan will not be terminated as of such effective date. The Board will be deemed to have taken action to irrevocably terminate the Plan as of the Plan termination effective date by its failure to affirmatively determine that the Plan will not terminate as of such date.

(b)                                 The determination by the Board under paragraph (a) constitutes a determination that such termination will satisfy the requirements of Code section 409A, including an agreement by the Company that it will take such additional action or refrain from taking such action as may be necessary to satisfy the requirements necessary to terminate and liquidate the Plan under paragraph (c) below.

(c)                                  In the event the Board does not affirmatively determine not to terminate the Plan as provided in paragraph (a), such termination shall be subject to either (i) or (ii), as follows:

(i)                                    If the Change-in-Control qualifies as a “change in control event” for purposes of Code section 409A, transfer of all amounts under the Plan will be accelerated and distributed under the Officer EDCP.

(ii)                                 If the Change-in-Control does not qualify as a “change in control event” for purposes of Code section 409A, transfer of all amounts under the Plan will be accelerated and distributed under the Officer EDCP.

SECTION 8
CLAIM PROCEDURES

8.1                               Claim Procedures.  Until modified by the Plan Administrator, the claim and review procedures set forth in this Section shall be the mandatory claim and review procedures for the resolution of disputes and disposition of claims filed under the Plan.  An application for a distribution or withdrawal shall be considered as a claim for the purposes of this Section.

8.1.1                     Initial Claim.  An individual may, subject to any applicable deadline, file with the Plan Administrator a written claim for benefits under the Plan in a form and manner prescribed by the Plan Administrator.

(a)                                  If the claim is denied in whole or in part, the Plan Administrator shall notify the claimant of the adverse benefit determination within ninety (90) days after receipt of the claim.

(b)                                 The ninety (90) day period for making the claim determination may be extended for ninety (90) days if the Plan Administrator determines that special circumstances require an extension of time for determination of the claim, provided that the Plan Administrator notifies the claimant, prior to the expiration of the initial ninety (90) day period, of the special circumstances requiring an extension and the date by which a claim determination is expected to be made.

8.1.2       Notice of Initial Adverse Determination.  A notice of an adverse determination shall set forth in a manner calculated to be understood by the claimant:

(a)                                  the specific reasons for the adverse determination,

(b)                                 references to the specific provisions of the Plan Statement (or other applicable Plan document) on which the adverse determination is based,

(c)                                  a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary, and

(d)                                 a description of the claim and review procedures, including the time limits applicable to such procedure, and a statement of the claimant’s right to bring a civil action under ERISA section 502(a) following an adverse determination on review.

8.1.3       Request for Review.  Within sixty (60) days after receipt of an initial adverse benefit determination notice, the claimant may file with the Plan Administrator a written request for a review of the adverse determination and may, in connection therewith submit written comments, documents, records and other information relating to the claim benefits.  Any request for review of the initial adverse determination not filed within sixty (60) days after receipt of the initial adverse determination notice shall be untimely.

8.1.4       Claim on Review.  If the claim, upon review, is denied in whole or in part, the Plan Administrator shall notify the claimant of the adverse benefit determination within sixty (60) days after receipt of such a request for review.

(a)                                  The sixty (60) day period for deciding the claim on review may be extended for sixty (60) days if the Plan Administrator determines that special circumstances require an extension of time for determination of the claim, provided that the Plan Administrator notifies the claimant, prior to the expiration of the initial sixty (60) day period, of the special circumstances requiring an extension and the date by which a claim determination is expected to be made.

(b)                                 In the event that the time period is extended due to a claimant’s failure to submit information necessary to decide a claim on review, the claimant shall have sixty (60) days within which to provide the necessary information and the period for making the claim determination on review shall be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information or, if earlier, the expiration of sixty (60) days.

(c)                                  The Plan Administrator’s review of a denied claim shall take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

8.1.5       Notice of Adverse Determination for Claim on Review.  A notice of an adverse determination for a claim on review shall set forth in a manner calculated to be understood by the claimant.

(a)                                  the specific reasons for the denial,

(b)                                 references to the specific provisions of the Plan Statement (or other applicable Plan document) on which the adverse determination is based,

(c)                                  a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits,

(d)                                 a statement describing any voluntary appeal procedures offered by the Plan and the claimant’s right to obtain information about such procedures, and

(e)                                  a statement of the claimant’s right to bring an action under ERISA section 502(a).

8.2                               Rules and Regulations.

8.2.1                     Adoption of Rules.  Any rule not in conflict or at variance with the provisions hereof may be adopted by the Plan Administrator.

8.2.2                     Specific Rules.

(a)                                  No inquiry or question shall be deemed to be a claim or a request for a review of a denied claim unless made in accordance with the established claim procedures.  The Plan Administrator may require that any claim for benefits and any request for a review of a denied claim be filed on forms to be furnished by the Plan Administrator upon request.

(b)                                 All decisions on claims and on requests for a review of denied claims shall be made by the Plan Administrator unless delegated as provided for in the Plan, in which case references in this Section 9 to the Plan Administrator shall be treated as references to the Plan Administrator’s delegate.

(c)                                  Claimants may be represented by a lawyer or other representative at their own expense, but the Plan Administrator reserves the right to require the claimant to furnish written authorization and establish reasonable procedures for determining whether an individual has been authorized to act on behalf of a claimant.  A claimant’s representative shall be entitled to copies of all notices given to the claimant.

(d)                                 The decision of the Plan Administrator on a claim and on a request for a review of a denied claim may be provided to the claimant in electronic form instead of in writing at the discretion of the Plan Administrator.

(e)                                  In connection with the review of a denied claim, the claimant or the claimant’s representative shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits.

(f)                                    The time period within which a benefit determination will be made shall begin to run at the time a claim or request for review is filed in accordance with the claims procedures, without regard to whether all the information necessary to make a benefit determination accompanies the filing.

(g)                                 The claims and review procedures shall be administered with appropriate safeguards so that benefit claim determinations are made in accordance with governing plan documents and, where appropriate, the plan provisions have been applied consistently with respect to similarly situated claimants.

(h)                                 The Plan Administrator may, in its discretion, rely on any applicable statute of limitation or deadline as a basis for denial of any claim.

8.3                               Limitations and Exhaustion.

8.3.1                     Claims.  No claim shall be considered under these administrative procedures unless it is filed with the Plan Administrator within two (2) years after the Participant knew (or reasonably should have known) of the general nature of the dispute giving rise to the claim.  Every untimely claim shall be denied by the Plan Administrator without regard to the merits of the claim.

8.3.2                     Lawsuits.  No suit may be brought by or on behalf of any Participant or Beneficiary on any matter pertaining to this Plan unless the action is commenced in the proper forum within two (2) years from the earlier of:

(a)                                  the date the Participant knew (or reasonably should have known) of the general nature of the dispute giving rise to the action, or

(b)                                 the date the claim was denied.

8.3.3                     Exhaustion of Remedies.  These administrative procedures are the exclusive means for resolving any dispute arising under this Plan.  As to such matters:

(a)                                  no Participant or Beneficiary shall be permitted to litigate any such matter unless a timely claim has been filed under these administrative procedures and these administrative procedures have been exhausted, and

(b)                                 determinations by the Plan Administrator (including determinations as to whether the claim was timely filed) shall be afforded the maximum deference permitted by law.

8.3.4                     Imputed Knowledge.  For the purpose of applying the deadlines to file a claim or a legal action, knowledge of all facts that a Participant knew or reasonably should have known shall be imputed to every claimant who is or claims to be a Beneficiary of the Participant or otherwise claims to derive an entitlement by reference to the Participant for the purpose of applying the previously specified periods.

SECTION 9
PLAN ADMINISTRATION

9.1                               Plan Administration.

9.1.1                     Administrator.  The Company is the “administrator” of the Plan for purposes of 3(16)(A) of ERISA.  Except as expressly otherwise provided herein, the Company shall control and manage the operation and administration of the Plan and make all decisions and determinations.

9.1.2                     Authority and Delegation.  Except in cases where the Plan expressly requires action on behalf of the Company to be taken by the Board, action on behalf of the Company may be taken by any of the following:

(a)                                  The Board.

(b)                                 The Chief Executive Officer of the Company.

(c)                                  The senior Vice President of Human Resources of the Company.

(d)                                 Any person or persons, natural or otherwise, or committee, to whom responsibilities for the operation and administration of the Plan are delegated by the Company, by resolution of the Board or by written instrument executed by the Chief Executive Officer or the senior Vice President of Human Resources of the Company and filed with its permanent records, provided action of such person or persons or committee shall be within the scope of said delegation.

9.1.3                     Determinations.  The Plan Administrator shall make such determinations as may be required from time to time in the administration of this Plan.  The Plan Administrator shall have the discretionary authority and responsibility to interpret and construe the Plan Statement and to determine all factual and legal questions under this Plan, including but not limited to the entitlement of Participants and Beneficiaries, and the amounts of their respective interests.

9.1.4                     Reliance.  The Plan Administrator may act and rely upon all information reported to it hereunder and need not inquire into the accuracy thereof, nor be charged with any notice to the contrary.

9.1.5                     Rules and Regulations.  Any rule, regulation, policy, practice or procedure not in conflict or at variance with the provisions hereof may be adopted by the Plan Administrator.

9.2                               Conflict of Interest.  If any individual to whom authority has been delegated or redelegated hereunder shall also be a Participant in this Plan, such Participant shall have no authority with respect to any matter specially affecting such Participant’s individual interest hereunder or the interest of a person superior to him in the organization (as distinguished from the interests of all Participants and Beneficiaries or a broad class of Participants and Beneficiaries), all such authority being reserved exclusively to other individuals as the case may be, to the exclusion of such Participant, and such Participant shall act only in such Participant’s individual capacity in connection with any such matter.

9.3                               Committee Membership and Authority.

9.3.1                     Appointment.  The Company may, in its discretion, appoint a committee to act as agent of the Company in performing the duties of the Plan Administrator.

9.3.2                     Membership and Authority.  The committee will consist of three or more persons appointed by the Board and shall be subject to the following:

(a)                                  The committee shall act by a majority of its then members by meeting or by writing filed without meeting.

(b)                                 A committee member may resign at any time by giving ten days’ advance written notice to the Company and the other committee members.  The Board may remove a committee member by giving advance written notice to him or her and the other committee members.

(c)                                  The Board may fill any vacancy in the membership of the committee and shall give prompt written notice thereof to the other committee members.  While there is a vacancy in the membership of the committee, the remaining committee members shall have the same powers as the full committee until the vacancy is filled.

(d)                                 A certificate of either the secretary to the committee or a majority of the members of the committee that the committee has taken or authorized any action will be conclusive in favor of any person relying on the certificate.

9.4                               Service of Process.  In the absence of any designation to the contrary by the Plan Administrator, the General Counsel of the Plan Administrator is designated as the appropriate and exclusive agent for the receipt of service of process directed to this Plan in any legal proceeding, including arbitration, involving this Plan.

9.5                               Choice of Law.  Except to the extent that federal law is controlling, this Plan Statement will be construed and enforced in accordance with the laws of the State of Minnesota.

9.6                               Responsibility for Delegate.  No person shall be liable for an act or omission of another person with regard to a responsibility that has been allocated to or delegated to such other person pursuant to the terms of the Plan Statement or pursuant to procedures set forth in the Plan Statement.

9.7                               Expenses.  All expenses of administering the benefits due under this Plan shall be borne by the Participating Employers.

9.8                               Errors in Computations.  It is recognized that in the operation and administration of the Plan certain mathematical and accounting errors may be made or mistakes may arise by reason of factual errors in information supplied to the Company or trustee.  The Company shall have power to cause such equitable adjustments to be made to correct for such errors as the Company, in its sole discretion, considers appropriate.  Such adjustments shall be final and binding on all persons.

9.9                               Indemnification.  In addition to any other applicable provisions for indemnification, the Participating Employers jointly and severally agree to indemnify and hold harmless, to the extent permitted by law, each director, officer and Employee of the Participating Employers against any and all liabilities, losses, costs or expenses (including legal fees) of whatsoever kind and nature which may be imposed on, incurred by or asserted against such person at any time by reason of such person’s services as an administrator in connection with the Plan, but only if such person did not act dishonestly, or in bad faith, or in willful violation of the law or regulations under which such liability, loss, cost or expense arises.

9.10        Notice.  Any notice required under this Plan Statement may be waived by the person entitled thereto.

SECTION 10

CONSTRUCTION

10.1        ERISA Status.  The Plan was adopted and is maintained with the understanding that it is an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees as provided in section 201(2), section 301(a)(3) and section 401(a)(1) of ERISA.  The Plan shall be interpreted and administered accordingly.

10.2        IRC Status.  The Plan is intended to be a nonqualified deferred compensation arrangement that will comply in form and operation with the requirements of Code section 409A and the Plan will be construed and administered in a manner that is consistent with and gives effect to such intention.

10.3        Rules of Document Construction.  In the event any provision of the Plan Statement is held invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of the Plan.  The titles given to the various Sections of the Plan Statement are inserted for convenience of reference only and are not part of the Plan Statement, and they shall not be considered in determining the scope, purpose, meaning or intent of any provision hereof.  The provisions of the Plan Statement shall be construed as a whole in such manner as to carry out the provisions thereof and shall not be construed separately without relation to the context.

10.4        References to Laws.  Any reference in the Plan Statement to a statute or regulation shall be considered also to mean and refer to any subsequent amendment or replacement of that statute or regulation unless, under the circumstances, it would be inappropriate to do so.

10.5        Appendices.  Plan provisions that have application to a limited number of Participants or that otherwise do not apply equally to all Participants may be described in an appendix to the Plan Statement.  In the event of a conflict between the terms of a Plan Statement appendix and the terms of the remainder of the Plan Statement, the terms of the Plan Statement appendix control.